PRESS RELEASE

Contact:	Douglas L. Williams	Patrick T. Oakes
	Chief Executive Officer	Executive Vice President and CFO
	404-995-6051	404-995-6079
	doug.williams@atlcapbank.com	patrick.oakes@atlcapbank.com

ATLANTIC CAPITAL BANCSHARES, INC. REPORTS FIRST QUARTER 2016 RESULTS
Atlanta, GA - April 29, 2016 - Atlantic Capital Bancshares, Inc. (NASDAQ: ACBI) announced results of the quarter ended March 31, 2016.
First Quarter Highlights

•	Net income of $2.9 million, or $0.12 per diluted share; operating net income of $3.4 million, or $0.14 per diluted share.

•	Total loans held for investment increased $96 million, or 5.4%, to $1.89 billion from December 31, 2015.

•	Total deposits (excluding deposits subject to pending branch sales) increased $36 million or 1.7% to $2.08 billion from December 31, 2015.

•	Taxable equivalent net interest margin of 3.26% compared to 3.13% in the fourth quarter of 2015.

•	Nonperforming loans of $157,000, or less than 0.01% of total loans, compared to $8.5 million, or 0.48% of total loans, at December 31, 2015.

•	Listed as the 50th largest originator of ACH payments for 2015 by the National Automated Clearing House Association.
“Atlantic Capital made good progress during the first quarter in its plan to grow revenue and earnings at a strong pace while integrating and repositioning the businesses acquired from First Security for better performance in the future,” explained Douglas Williams, Chief Executive Officer.
Sale of Eastern Tennessee Branches
On December 17, 2015, Atlantic Capital announced that it had entered into agreements for the sale of seven legacy FSGBank branches in Eastern Tennessee. The sale of four of the branches closed on April 1, 2016 and the sale of the remaining branches is expected to be completed later in the second quarter, subject to customary closing conditions. The branch divestitures include the sale of approximately $198 million in deposits, $34 million in loans and $7.0 million in other assets.
Results of Operations
For the first quarter of 2016, Atlantic Capital recorded net income of $2.9 million, or $0.12 per diluted share, compared to a net loss of $8.2 million, or $0.40 loss per diluted share, in the fourth quarter of 2015. Operating net income totaled $3.4 million, or $0.14 per diluted share, for the first quarter of 2016, compared to $395,000, or $0.02 per diluted share in the fourth quarter of 2015. Operating net income excludes merger related expenses and the fourth quarter 2015 loan loss provision related to the necessary increase in the allowance for loan losses due to the increase in loans resulting from the acquisition of FSG.
Net interest income improved to $18.9 million in the first quarter of 2016 from $16.0 million in the fourth quarter of 2015. This increase was driven largely by the full quarterly impact of the FSG acquisition, first quarter loan growth and the benefit of the fourth quarter increase in the fed funds rate. Net accretion income on acquired loans totaled $886,000 and premium amortization on acquired time deposits totaled $308,000 in the first quarter of 2016 compared to $625,000 and $241,000 respectively, in the fourth quarter of 2015.

Taxable Equivalent net interest margin increased to 3.26% in the first quarter of 2016 from 3.13% in the fourth quarter of 2015. The accretion of acquired loan discount and amortization of time deposit premium contributed 21 basis points in the first quarter of 2016 and 17 basis points in the fourth quarter of 2015. The net interest margin excluding these purchase accounting adjustments increased to 3.05% in the first quarter of 2016 from 2.96% in the fourth quarter of 2015.
The provision for loan losses was $368,000 in the first quarter of 2016 compared to $7.6 million in the fourth quarter of 2015. The higher provision expense in the fourth quarter was mainly due to the required allowance resulting from the increase in loans as of December 31, 2015 related to the acquired FSG portfolio.
Noninterest income improved to $4.4 million in the first quarter of 2016 from $3.5 million in the fourth quarter of 2015. This increase was primarily due to the full quarterly impact of the FSG acquisition for service fees, mortgage income and trust income. During the first quarter of 2016, the TriNet lending division contributed $383,000 in noninterest income from the sale of loans during the quarter.
Non-interest expense totaled $18.2 million in the first quarter of 2016 compared to $23.2 million in the fourth quarter of 2015. The decrease in expenses was primarily due to a decrease of $6.4 million in merger related expenses. The first quarter of 2016 merger related expenses included a $265,000 accrual for an estimated legal settlement of the shareholder lawsuit associated with the FSG merger. Operating non-interest expense, which excludes merger related charges, increased by $1.5 million, primarily due to the full quarterly impact of the FSG acquisition. Salaries and employee benefits for the first quarter of 2016 totaled $10.6 million, an increase of $900,000 thousand compared to the previous quarter. The first quarter included seasonally higher employee benefit expense and higher incentive compensation expense.
Loans held for investment were $1.89 billion at March 31, 2016, an increase of $96 million from December 31, 2015. The first quarter loan growth included $33 million in commercial and industrial, $40 million in mortgage warehouse and $17 million in construction and land loans. The March 31, 2016 loans held for sale included $55 million in TriNet loans, $6 million in mortgage loans and $34 million in branch loans held for sale in connection with the pending branch sale.
At March 31, 2016, the allowance for loan losses was $17.6 million, or 0.93% of loans held for investment, compared to $18.9 million, or 1.06% of loans held for investment as of December 31, 2015. The decrease in the allowance was primarily the result of an $8.4 million reduction in nonperforming loans during the first quarter. Annualized net charge-offs were 0.35% of average loans in the first quarter of 2016 and 0.15% for the fourth quarter of 2015.
Nonperforming assets totaled $1.2 million, or 0.07% of total assets, as of March 31, 2016, which was a decrease from $10.5 million, or 0.40% of total assets, as of December 31, 2015.
Total deposits as of March 31, 2016 were $2.28 billion, an increase of $20 million from December 31, 2015. Excluding the deposits subject to the pending branch sale, deposits increased $36 million, or 1.7% for the first quarter of 2016.
Earnings Conference Call
The Company will host a conference call at 10:00 a.m. EST on Friday, April 29, 2016, to discuss the financial results for the quarter ended March 31, 2016. Individuals wishing to participate in the conference call may do so by dialing 844.868.8848 from the United States and entering Conference ID 89772886. The call will also be available live via webcast on the Investor Relations page of the Company's website, www.atlanticcapitalbank.com.
Non-GAAP Financial Measures
Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. Atlantic Capital management uses non-GAAP financial measures, including: (i) operating net income; (ii) operating non-interest expense; (iii) operating provision for loan losses, (iv) taxable equivalent net interest margin, (v) efficiency ratio (vi) operating return on assets; (vii) operating return on equity and (viii) tangible common equity, in its analysis of the Company's performance. Operating net income excludes the following from net income available to common shareholders: merger and conversion costs, provision for loan losses for the acquired FSG portfolio, and the income tax effect of adjustments. Operating non-interest expense excludes merger and conversion costs from non-interest expense. The efficiency ratio excludes merger and conversion costs. Operating provision for loan losses excludes the provision related to loans acquired from FSG. Tangible common equity excludes goodwill and other intangible assets from shareholders' equity.
Management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the Company and provide meaningful comparisons to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Atlantic Capital’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.
Forward-Looking Statements
This news release contains, and Atlantic Capital and its management may make, certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words such as “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “will,” “goal,” “target” and similar expressions. These forward-looking statements express management's current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: increases in expected costs or decreases in expected savings or difficulties related to merger integration matters; inability to identify and successfully negotiate and complete additional combinations with other potential merger partners or to successfully integrate such businesses into Atlantic Capital, including the company’s ability to adequately estimate or to realize the benefits and cost savings from and limit any unexpected liabilities acquired as a result of any such business combinations; failure to generate an adequate return on investment related to new branches or other hiring initiatives; inability to generate future organic growth in loan balances, retail banking, wealth management, mortgage banking or capital markets results through the hiring of new personnel, development of new products, including new online and mobile banking platforms for treasury services, opening of de novo branches or otherwise; inability to capitalize on identified revenue enhancements or expense management opportunities, including the inability to achieve targeted adjusted noninterest expense to adjusted operating revenue targets; inability to generate future ATM and card income from marketing expenses; the effects of negative or soft economic conditions, including stress in the commercial real estate markets or failure of continued recovery in the residential real estate markets; changes in consumer and investor confidence and the related impact on financial markets and institutions; changes in interest rates; failure of assumptions underlying noninterest expense levels; failure of assumptions underlying the establishment of allowances for loan losses; deterioration in the credit quality of the loan portfolio or in the value of the collateral securing those loans; deterioration in the value of securities held in the investment securities portfolio; the possibility of recognizing other than temporary impairments on holdings of collateralized loan obligation securities as a result of the Volcker Rule; the impacts on Atlantic Capital of a potential increasing rate environment; the potential impacts of any government shutdown or debt ceiling impasse, including the risk of a U.S. credit rating downgrade or default, or continued global economic instability, which could cause disruptions in the financial markets, impact interest rates, and cause other potential unforeseen consequences; fluctuations in the market price of the common stock, regulatory, legal and contractual requirements of Atlantic Capital, other uses of capital, the company’s financial performance, market conditions generally, and future actions by the board of directors, in each case impacting repurchases of common stock or declaration of dividends; legal and regulatory developments, including changes in the federal risk-based capital rules; increased competition from both banks and nonbanks; changes in accounting standards, rules and interpretations, inaccurate estimates or assumptions in accounting, including acquisition accounting fair market value assumptions and accounting for purchased credit-impaired loans, and the impact on Atlantic Capital’s financial statements; and management’s ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk. Forward-looking statements speak only as of the date they are made, and Atlantic Capital undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

About Atlantic Capital Bancshares
Atlantic Capital Bancshares, Inc., with assets of $2.7 billion, is a publicly-traded bank holding company headquartered in Atlanta, Georgia with corporate offices in Chattanooga and Knoxville, Tennessee. Operating under the “Atlantic Capital” brand in Atlanta and “FSGBank” brand in east Tennessee and northwest Georgia, the company provides lending, treasury management and capital markets services to small and mid-sized businesses. The company’s banking offices also provide mortgage, trust and other banking services to private and individual clients.

ATLANTIC CAPITAL BANCSHARES, INC.
Selected Financial Information

	2016	2015				First Quarter 2016 to 2015 Change
(in thousands, except share and per share data; taxable equivalent)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
INCOME SUMMARY
Interest income	$21,553	$18,270	$10,345	$10,492	$9,923	117%
Interest expense	2,632	2,292	840	911	880	199
Net interest income	18,921	15,978	9,505	9,581	9,043	109
Operating provision for loan losses (1)	368	859	(137)	185	364	1
Net interest income after provision for loan losses	18,553	15,119	9,642	9,396	8,679	114
Noninterest income	4,420	3,460	1,729	3,028	1,182	274
Operating noninterest expense (2)	17,517	16,067	6,953	7,065	6,694	162
Operating income before income taxes	5,456	2,512	4,418	5,359	3,167	72
Operating income tax expense (benefit)	2,065	2,117	1,749	1,991	1,140	81
Operating net income (1)(2)	3,391	395	2,669	3,368	2,027	67
Provision for acquired non PCI FSG loans	—	4,153	—	—	—	—
Merger related charges, net of income tax	460	4,403	443	466	313	47
Net income (loss) - GAAP	$2,931	$(8,161)	$2,226	$2,902	$1,714	71%

PER SHARE DATA
Diluted earnings (loss) per share - GAAP	$0.12	$(0.40)	$0.16	$0.21	$0.12
Diluted earnings per share - operating (1)(2)	0.14	0.02	0.19	0.24	0.15
Book value per share	11.99	11.79	11.05	10.80	10.67
Tangible book value per share (3)	10.61	10.35	10.95	10.72	10.61

PERFORMANCE MEASURES
Return on average equity - GAAP	4.02%	(13.22)%	6.08%	7.99%	4.83%
Return on average equity - operating (1)(2)	4.65	0.64	7.29	9.28	5.71
Return on average assets - GAAP	0.45	(1.45)	0.66	0.84	0.51
Return on average assets operating (1)(2)	0.52	0.07	0.79	0.98	0.60
Taxable equivalent net interest margin	3.26	3.13	2.93	2.92	2.86
Efficiency ratio	75.22	82.79	61.95	56.08	65.54

CAPITAL
Average equity to average assets	11.13%	10.98%	10.85%	10.53%	10.54%
Tangible common equity to tangible assets	9.69	9.71	10.76	10.60	10.39
Tier 1 capital ratio	9.5 (5)	9.8	11.0	10.4	10.1
Total risk based capital ratio	12.4 (5)	12.9	15.5	11.3	11.0
Number of common shares outstanding - basic	24,569,823	24,425,546	13,562,125	13,562,125	13,508,480
Number of common shares outstanding - diluted	25,077,520	25,059,823	13,904,395	13,904,395	13,850,750

ASSET QUALITY
Allowance for loan losses to loans held for investment	0.93%	1.06%	1.13%	1.13%	1.09%
Net charge-offs to average loans (4)	0.35	0.15	(0.01)	—	(0.01)
NPAs to total assets	0.07	0.40	—	—	0.11

(1) Excludes provision for acquired non PCI FSG loans (2) Excludes merger related charges (3) Excludes effect of servicing asset and acquisition related intangibles. (4) Annualized. (5) Amounts are estimates as of 3/31/16.

ATLANTIC CAPITAL BANCSHARES, INC.
Consolidated Balance Sheets (unaudited)

	March 31,	December 31,	March 31,
(in thousands, except share and per share data)	2016	2015	2015
ASSETS
Cash and due from banks	$49,054	$58,319	$40,223
Interest-bearing deposits in banks	91,608	130,900	28,607
Other short-term investments	20,392	13,666	40,503
Cash and cash equivalents	161,054	202,885	109,333
Investment securities available-for-sale	364,422	346,221	136,783
Other investments	11,899	8,034	4,561
Loans held for sale	95,291	95,465	581
Loans held for investment	1,886,763	1,790,669	1,084,669
Less: allowance for loan losses	(17,608)	(18,905)	(11,800)
Loans, net	1,869,155	1,771,764	1,072,869
Branch premises held for sale	7,200	7,200	—
Premises and equipment, net	22,780	23,145	3,466
Bank owned life insurance	60,981	60,608	30,802
Goodwill and intangible assets, net	33,914	35,232	848
Other real estate owned	1,760	1,982	1,531
Other assets	96,213	86,244	19,994
Total assets	$2,724,669	$2,638,780	$1,380,768

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand	$560,363	$544,561	$300,439
Interest-bearing checking	215,176	232,868	106,680
Savings	29,788	28,922	403
Money market	862,120	875,441	585,971
Time	187,750	183,206	16,069
Brokered deposits	229,408	183,810	139,049
Branch deposits held for sale	197,857	213,410	—
Total deposits	2,282,462	2,262,218	1,148,611
Federal Home Loan Bank borrowings	11,824	11,931	—
Federal funds purchased and securities sold under agreements to repurchase	60,000	—	79,434
Long-term debt	49,239	49,197	—
Other liabilities	26,491	27,442	8,564
Total liabilities	2,430,016	2,350,788	1,236,609

SHAREHOLDERS' EQUITY
Preferred stock, no par value; 10,000,000 shares authorized; 0 shares issued and outstanding as of March 31, 2016, December 31, 2015 and March 31, 2015	—	—	—
Common stock, no par value; 100,000,000 shares authorized; 24,569,823, 24,425,546 and 13,508,480 shares issued and outstanding as of March 31, 2016, December 31, 2015, and March 31, 2015, respectively	288,270	286,367	136,569
Retained earnings	6,073	3,141	6,174
Accumulated other comprehensive income (loss)	310	(1,516)	1,416
Total shareholders’ equity	294,653	287,992	144,159
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,724,669	$2,638,780	$1,380,768

ATLANTIC CAPITAL BANCSHARES, INC.
Consolidated Statements of Income (unaudited)

(in thousands, except per share data)	Three months ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
INTEREST INCOME
Loans, including fees	$19,625	$16,688	$9,423	$9,500	$8,951
Investment securities available-for-sale	1,601	1,224	664	710	703
Interest and dividends on other interest‑earning assets	273	328	247	271	258
Total interest income	21,499	18,240	10,334	10,481	9,912

INTEREST EXPENSE
Interest on deposits	1,673	1,355	751	769	742
Interest on Federal Home Loan Bank advances	44	7	52	117	114
Interest on federal funds purchased and securities sold
under agreements to repurchase	67	10	20	25	24
Interest on long-term debt	810	841	17	—	—
Other	38	79	—	—	—
Total interest expense	2,632	2,292	840	911	880

NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES	18,867	15,948	9,494	9,570	9,032
Provision for loan losses	368	7,623	(137)	185	364
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	18,499	8,325	9,631	9,385	8,668

NONINTEREST INCOME
Service charges	1,498	1,265	521	501	326
Gains on sale of securities available-for-sale	33	—	10	—	—
Gains on sale of other assets	48	103	—	—	—
Mortgage income	339	163	—	—	—
Trust income	314	192	—	—	—
Derivatives income	65	89	67	65	83
Bank owned life insurance	393	365	227	1,336	231
SBA lending activities	880	904	745	903	358
TriNet gains on sale	383	—	—	—	—
Other noninterest income	467	379	159	223	184
Total noninterest income	4,420	3,460	1,729	3,028	1,182

NONINTEREST EXPENSE
Salaries and employee benefits	10,555	9,661	4,859	4,836	4,742
Occupancy	1,100	907	419	423	421
Equipment and software	686	608	243	225	219
Professional services	748	1,020	208	273	109
Postage, printing and supplies	169	115	21	18	24
Communications and data processing	916	555	313	342	331
Marketing and business development	267	197	90	77	46
FDIC premiums	398	273	161	189	166
Merger and conversion costs	749	7,172	718	756	508
Amortization of intangibles	762	526	—	—	—
Other noninterest expense	1,916	2,205	639	682	636
Total noninterest expense	18,266	23,239	7,671	7,821	7,202

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	4,653	(11,454)	3,689	4,592	2,648
Provision for income taxes	1,722	(3,293)	1,463	1,690	934
NET INCOME (LOSS)	$2,931	$(8,161)	$2,226	$2,902	$1,714

Net income (loss) per common share‑basic	$0.12	$(0.40)	$0.16	$0.21	$0.13
Net income (loss) per common share‑diluted	$0.12	$(0.40)	$0.16	$0.21	$0.12

Weighted average shares - basic	24,485,900	20,494,895	13,562,125	13,552,820	13,465,579
Weighted average shares - diluted	24,993,597	21,004,577	13,904,395	13,895,090	13,798,344

ATLANTIC CAPITAL BANCSHARES, INC.
Average Balance Sheets and Net Interest Margin Analysis
Selected Financial Information

	Three months ended
	March 31, 2016			December 31, 2015
(dollars in thousands; taxable equivalent)	Average Balance	Interest Income/Expense	Tax Equivalent Yield/Rate	Average Balance	Interest Income/Expense	Tax Equivalent Yield/Rate

Assets
Deposits in other banks	$63,976	$173	1.09%	$117,646	$167	0.56%
Other short-term investments	29,768	99	1.34%	34,700	114	1.30%
Investment securities:
Taxable investment securities	338,880	1,498	1.78%	245,475	1,164	1.88%
Non-taxable investment securities(1)	18,848	157	3.35%	9,837	90	3.63%
Total investment securities	357,728	1,655	1.86%	255,312	1,254	1.95%
Total loans	1,881,749	19,625	4.19%	1,612,854	16,688	4.11%
FHLB stock	2,434	1	0.17%	3,583	47	5.20%
Total interest-earning assets	2,335,655	21,553	3.71%	2,024,095	18,270	3.58%
Non-earning assets	285,095			224,519
Total assets	$2,620,750			$2,248,614
Liabilities
Interest bearing deposits:
NOW, money market, and savings	1,117,316	1,050	0.38%	1,015,427	950	0.37%
Time deposits	267,330	224	0.34%	184,257	104	0.22%
Internet and brokered deposits	216,490	399	0.74%	199,748	301	0.60%
Total interest-bearing deposits	1,601,136	1,673	0.42%	1,399,432	1,355	0.38%
Other borrowings	99,357	149	0.60%	24,564	96	1.55%
Long-term debt	49,213	810	6.62%	49,189	841	6.78%
Total interest-bearing liabilities	1,749,706	2,632	0.61%	1,473,185	2,292	0.62%
Demand deposits	554,547			486,860
Other liabilities	24,691			41,727
Shareholders' equity	291,806			246,842
Total liabilities and shareholders' equity	$2,620,750			$2,248,614
Net interest spread			3.10%			2.96%
Net interest income and net interest margin(2)		$18,921	3.26%		$15,978	3.13%

(1) Interest revenue on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 35%, reflecting the statutory federal income tax rate.
(2) Tax equivalent net interest income divided by total interest-earning assets using the appropriate day count convention based on the type of interest-earning asset.

	Three months ended
	March 31, 2016		December 31, 2015
(dollars in thousands; taxable equivalent)	Amount	Yield	Amount	Yield

Reported interest income on loans	$19,625	4.19%	$16,688	4.11%
Less: accretion of loan acquisition discounts	(886)		(625)
Core interest income on loans	$18,739	4.01%	$16,063	3.95%

	Amount	Net Interest Margin	Amount	Net Interest Margin

Net interest income / net interest margin	$18,921	3.26%	$15,978	3.13%
Less:
Accretion of loan acquisition discounts	(886)		(625)
Accretion of time deposit premium	(308)		(241)
Net interest income / net interest margin excluding purchase accounting	$17,727	3.05%	$15,112	2.96%

ATLANTIC CAPITAL BANCSHARES, INC.
Period End Loans

	2016	2015				Linked Quarter Change	Year Over Year Change
(dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Loans held for sale	$61,003	$59,995	$—	$1,768	$581	$1,008	$60,422
Branch loans held for sale	34,288	35,470	—	—	—	(1,182)	34,288
Total loans held for sale	$95,291	$95,465	$—	$1,768	$581	$(174)	$94,710

Loans held for investment
Commercial loans:
Commercial and industrial	$499,634	$467,083	$366,830	$368,857	$375,619	$32,551	$124,015
Commercial real estate	843,597	846,413	440,226	437,000	440,100	(2,816)	403,497
Construction and land	183,439	166,358	106,934	90,039	99,146	17,081	84,293
Mortgage warehouse loans	123,875	84,350	89,816	113,285	130,112	39,525	(6,237)
Total commercial loans	1,650,545	1,564,204	1,003,806	1,009,181	1,044,977	86,341	605,568

Residential:
Residential mortgages	106,433	110,381	726	728	737	(3,948)	105,696
Home equity	83,094	80,738	27,186	32,005	26,829	2,356	56,265
Total residential loans	189,527	191,119	27,912	32,733	27,566	(1,592)	161,961

Consumer	30,905	30,451	18,741	18,462	15,608	454	15,297
Other	20,925	6,901	—	—	—	14,024	20,925
	1,891,902	1,792,675	1,050,459	1,060,376	1,088,151	99,227	803,751
Less net deferred fees and other unearned income	(5,139)	(2,006)	(4,022)	(3,688)	(3,482)	(3,133)	(1,657)
Total loans held for investment	$1,886,763	$1,790,669	$1,046,437	$1,056,688	$1,084,669	$96,094	$802,094

ATLANTIC CAPITAL BANCSHARES, INC.
Allowance for Loan Losses Activity and Credit Quality

	2016	2015
(dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Balance at beginning of period	$18,905	$11,862	$11,985	$11,800	$11,421
Provision for loan losses	368	7,871	(137)	185	364
Loans charged-off:
Commercial and industrial	(1,465)	—	—	—	—
Commercial real estate	(140)	(500)	—	—	—
Consumer	(146)	(128)	—	—	—
Total loans charged-off	(1,751)	(628)	—	—	—
Recoveries on loans previously charged‑off:
Construction and land	15	—	14	—	15
Commercial and industrial	2	—	—	—	—
Consumer	69	48	—	—	—
Total recoveries	86	48	14	—	15
Balance at period end	$17,608	$19,153	$11,862	$11,985	$11,800

Loans held for investment
PCI Loans	$22,893	$24,349	$—	$—	$—
Non-PCI Loans	1,863,870	1,766,320	1,046,437	1,056,688	1,084,669
	$1,886,763	$1,790,669	$1,046,437	$1,056,688	$1,084,669

Non-performing loans - PCI	$911	$1,422	$—	$—	$—

Non-performing loans - Non-PCI	$157	$8,549	$—	$—	$—
Foreclosed properties (OREO)	1,760	1,982	27	27	1,531
Total nonperforming assets	$1,917	$10,531	$27	$27	$1,531

Allowance for loan losses to loans	0.93%	1.06%	1.13%	1.13%	1.09%
Net charge-offs to average loans (1)	0.35	0.15	(0.01)	—	(0.01)
Nonperforming loans as a percentage of total loans(2)	—	0.48	—	—	—
Nonperforming assets as a percentage of total assets(2)	0.07	0.40	—	—	0.11

(1) Annualized (2) Excludes non-performing PCI loans

ATLANTIC CAPITAL BANCSHARES, INC.
Period End Deposits

	2016	2015				Linked Quarter Change	Year Over Year Change
(dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

DDA	$560,363	$544,561	$328,065	$327,775	$300,439	$15,802	$259,924
NOW	215,176	232,868	135,350	115,614	106,680	(17,692)	108,496
Savings	29,788	28,922	321	437	403	866	29,385
Money Market	862,120	875,441	550,879	546,408	585,971	(13,321)	276,149
Time	187,750	183,206	15,434	16,597	16,069	4,544	171,681
Brokered	229,408	183,810	98,559	96,230	139,049	45,598	90,359
Deposits to be assumed in branch sale	197,857	213,410	—	—	—	(15,553)	197,857
Total Deposits	$2,282,462	$2,262,218	$1,128,608	$1,103,061	$1,148,611	$20,244	$1,133,851

Average Deposits(1)

	2016	2015				Linked Quarter Change	Year Over Year Change
(dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

DDA	$554,547	$486,860	$325,474	$297,793	$299,909	$67,687	$254,638
NOW	302,376	254,821	154,776	132,783	98,447	47,555	203,929
Savings	45,571	30,024	425	396	337	15,547	45,234
Money Market	769,369	730,582	506,064	527,994	545,514	38,787	223,855
Time	267,330	184,257	15,756	16,528	16,000	83,073	251,330
Brokered	216,490	199,748	98,939	137,839	125,542	16,742	90,948
Total Deposits	$2,155,683	$1,886,292	$1,101,434	$1,113,333	$1,085,749	$269,391	$1,069,934

Noninterest bearing deposits as a percentage of average deposits	25.7%	25.8%	29.6%	26.7%	27.6%
Cost of deposits	0.31%	0.28%	0.27%	0.28%	0.28%

(1) Includes average balances of deposits to be assumed in branch sale.

ATLANTIC CAPITAL BANCSHARES, INC.
Non-GAAP Performance Measures Reconciliation

(in thousands, except per share data)	2016	2015
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Interest income reconciliation
Interest income - taxable equivalent	$21,553	$18,270	$10,345	$10,492	$9,923
Taxable equivalent adjustment	(54)	(30)	(11)	(11)	(11)
Interest income - GAAP	$21,499	$18,240	$10,334	$10,481	$9,912

Net interest income reconciliation
Net interest income - taxable equivalent	$18,921	$15,978	$9,505	$9,581	$9,043
Taxable equivalent adjustment	(54)	(30)	(11)	(11)	(11)
Net interest income - GAAP	$18,867	$15,948	$9,494	$9,570	$9,032

Operating provision for loan losses reconciliation
Operating provision for loan losses	$368	$859	$(137)	$185	$364
Provision for acquired non PCI FSG loans	—	6,764	—	—	—
Provision for loan losses - GAAP	$368	$7,623	$(137)	$185	$364

Operating noninterest expense reconciliation
Operating noninterest expense	$17,517	$16,067	$6,953	$7,065	$6,694
Merger-related charges	749	7,172	718	756	508
Noninterest expense - GAAP	$18,266	$23,239	$7,671	$7,821	$7,202

Operating income before income taxes reconciliation
Operating income before income taxes	$5,456	$2,512	$4,418	$5,359	$3,167
Taxable equivalent adjustment	(54)	(30)	(11)	(11)	(11)
Merger-related charges	(749)	(7,172)	(718)	(756)	(508)
Provision for acquired non PCI FSG loans	—	(6,764)	—	—	—
Income (loss) before income taxes - GAAP	$4,653	$(11,454)	$3,689	$4,592	$2,648

Income tax reconciliation
Operating income tax expense	$2,065	$2,117	$1,749	$1,991	$1,140
Taxable equivalent adjustment	(54)	(30)	(11)	(11)	(11)
Merger related charges, tax benefit	(289)	(2,769)	(275)	(290)	(195)
Provision for acquired non PCI FSG loans, tax benefit	—	(2,611)	—	—	—
Income tax expense - GAAP	$1,722	$(3,293)	$1,463	$1,690	$934

Net income reconciliation
Operating net income	$3,391	$395	$2,669	$3,368	$2,027
Merger related charges, net of income tax	(460)	(4,403)	(443)	(466)	(313)
Provision for acquired non PCI FSG loans, net of income tax	—	(4,153)	—	—	—
Net income - GAAP	$2,931	$(8,161)	$2,226	$2,902	$1,714

Diluted earnings per share reconciliation
Diluted earnings per share - operating	$0.14	$0.02	$0.19	$0.24	$0.15
Merger related charges	(0.02)	(0.42)	(0.03)	(0.03)	(0.03)
Diluted earnings per share - GAAP	$0.12	$(0.40)	$0.16	$0.21	$0.12

ATLANTIC CAPITAL BANCSHARES, INC.
Non-GAAP Performance Measures Reconciliation

(in thousands, except per share data)	2016	2015
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Book value per common share reconciliation
Total shareholders’ equity	$294,652	$287,992	$149,809	$146,485	$144,159
Intangible assets	(33,914)	(35,232)	(1,259)	(1,055)	(848)
Total tangible common equity	$260,738	$252,760	$148,550	$145,430	$143,311
Common shares outstanding	24,569,823	24,425,546	13,562,125	13,562,125	13,508,480
Book value per common share - GAAP	11.99	11.79	11.05	10.8	10.67
Tangible book value	10.61	10.35	10.95	10.72	10.61

Return on average equity reconciliation
Net income - GAAP	$2,931	$(8,161)	$2,226	$2,902	$1,714
Merger related charges, net of income tax	460	4,403	443	466	313
Provision for acquired FSG loans, net of income tax	—	4,153	—	—	—
Operating net income	$3,391	$395	$2,669	$3,368	$2,027
Average shareholders' equity	291,806	246,842	146,430	145,210	141,930
Return on average equity - GAAP	4.02%	(13.22)%	6.08%	7.99%	4.83%
Return on average equity - operating	4.65	0.64	7.29	9.28	5.71

Return on average assets reconciliation
Net income - GAAP	$2,931	$(8,161)	$2,226	$2,902	$1,714
Merger related charges, net of income tax benefit	460	4,403	443	466	313
Provision for acquired FSG loans	—	4,153	—	—	—
Operating net income	$3,391	$395	$2,669	$3,368	$2,027
Average assets	2,620,750	2,248,614	1,349,997	1,379,150	1,346,437
Return on average assets - GAAP	0.45%	(1.45)%	0.66%	0.84%	0.51%
Return on average assets - operating	0.52	0.07	0.79	0.98	0.60

Efficiency ratio reconciliation
Operating noninterest expense	$17,517	$16,067	$6,953	$7,065	$6,694
Merger-related charges	749	7,172	718	756	508
Noninterest expense - GAAP	$18,266	$23,239	$7,671	$7,821	$7,202
Net interest income	18,867	15,948	9,494	9,570	9,032
Noninterest income	4,420	3,460	1,729	3,028	1,182
Efficiency ratio	75.22%	82.79%	61.95%	56.08%	65.54%

Tangible equity to tangible assets reconciliation
Total shareholders’ equity	$294,652	$287,992	$149,809	$146,485	$144,159
Intangible assets	(33,914)	(35,232)	(1,259)	(1,055)	(848)
Total tangible common equity	$260,738	$252,760	$148,550	$145,430	$143,311

Total assets	$2,724,669	$2,638,780	$1,381,698	$1,373,267	$1,380,768
Intangible assets	(33,914)	(35,232)	(1,259)	(1,055)	(848)
Total tangible assets	$2,690,755	$2,603,548	$1,380,439	$1,372,212	$1,379,920
Tangible equity to tangible assets	9.69%	9.71%	10.76%	10.6%	10.39%